Exhibit 10.1

SECURED PROMISSORY NOTE

$800,000.00	March 3, 2023

FOR VALUE RECEIVED, Starco Brands, Inc., a Nevada corporation (“Borrower”), and Ross Sklar, an individual “Lender”), enter into this Secured Promissory Note (this “Note”). Borrower promises to pay to Lender, at Lender’s current address of 250 26th Street, Suite 200, Santa Monica, California 90402, or at such other addresses as Lender may from time to time designate in writing to Borrower, the principal sum of EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($800,000.00) (the “Loan Amount”), together with interest thereon and all other sums due and/or payable under any Loan Document (the “Loan”); such principal and other sums to be calculated and payable as provided in this Note.

The Borrower and the Lender have executed a Security Agreement (as amended or restated from time to time, the “Security Agreement”) of even date herewith. The Borrower and the Lender have entered into a Warrant Agreement to purchase Class A common stock (the “Warrant”) of even date herewith, pursuant to which Lender has the right to purchase up to 114,286 shares of Class A common stock at an exercise price of $0.01. This Note, the Security Agreement and Warrant, collectively, the “Loan Documents.”

Borrower agrees to pay the Loan Amount of this Note together with interest thereon and all other sums due in accordance with the following terms and conditions:

1. Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

2. Interest. The entire outstanding Loan Amount of this Note shall accrue at an interest rate equal to the Wall Street Journal Prime Rate (the “Prime Rate”) (which currently stands at 7.75%) plus four percent (4%) (for a current interest rate of eleven and three-quarter percent (11.75%), subject to adjustment) per annum, compounded monthly (the “Interest Rate”), from the date hereof until this Note shall have been repaid in full; provided, however, that, if any Event of Default shall occur, the then outstanding principal amount of this Note shall thereafter bear interest at a rate equal to the Interest Rate plus five percent (5%) (for a current default rate of sixteen and three-quarter percent (16.75%), subject to adjustment) per annum, compounded daily (the “Default Rate”), until all such principal and accrued interest due on this Note is repaid in full. The Prime Rate will be reset on the 1st day of each month during the term of this Note.

3. Payments; Maturity Date.

a. Payment. Except as otherwise provided in this Note, principal and all accrued and unpaid interest, if any, shall be paid on or before the Maturity Date. Borrower shall have the absolute and unilateral right, at any time from the date of this Note through the Maturity Date, to satisfy all, or any part of the entire indebtedness evidenced by this Note by payment of the entire principal balance, or any portion thereof, and all accrued and unpaid interest without pre-payment penalty. Any partial repayment shall be credited first towards any accrued and unpaid interest, if any, with any remaining amounts credited towards the outstanding principal balance. Upon prepayment of the entire principal balance, the Note will be satisfied and paid in full and of no further force and effect.

b. Maturity Date. The aggregate unpaid Loan Amount, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on July 1, 2023 (the “Maturity Date”). For purposes of making payments hereunder, if the payment date shall fall on a Saturday, Sunday, or day on which federal banks are closed, then the payment date shall be the ensuing business day

4. Event of Default.

a. Upon the occurrence of an Event of Default, the Loan Amount shall (a) become due and payable, and (b) bear interest at the Default Rate. Borrower will also pay to Lender, after an Event of Default occurs, all reasonable costs of collecting, securing, or attempting to collect or secure this Note, including, without limitation, court costs and reasonable attorneys’ fees (including reasonable attorneys’ fees on any appeal by either Borrower or Lender and in any bankruptcy proceedings).

b. Notice of Default and Cure Period. If Borrower fails to comply with any of its obligations, representations, and/or covenants under this Note or any other provision of this Note, Lender shall provide written notice of breach to Borrower (the “Breach Notice”) consistent with the notice requirements set forth in this section. Borrower shall then have five (5) business days from the date of receipt of the Breach Notice to cure the breach (the “Grace Period”) or provide written proof that no breach existed, the sufficiency of which shall be in Lender’s reasonable discretion. If Borrower fails to cure any such breach within the Grace Period or fails to provide proof that no claimed breach existed, then Lender shall have all rights to proceed with its remedies as specified below.

c. Acceleration; Events of Default. It is hereby expressly agreed that the entire unpaid principal balance of the Loan Amount, together with all interest and other sums of any nature whatsoever which may or shall become due to the Lender in accordance with the provisions of this Note, shall, upon proper notice to Borrower as specified in the preceding subsection, and failure of Borrower to cure within the Grace Period, become immediately due and payable without necessity for further presentment and demand for payment, further notice of protest, demand and dishonor or nonpayment of this Note, all of which are hereby expressly waived by the Borrower after the expiration of the Grace Period, upon any default by the Borrower in making any payment when due hereunder or any other default hereunder or upon the occurrence of any of the following events, circumstances or conditions (each an “Event of Default”):

i.	Any Interest and/or portion of the Loan Amount is not paid when due;

ii.	Borrower shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

iii.	a receiver, liquidator or trustee shall be appointed for Borrower; or Borrower shall be adjudicated bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower; or any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, only upon the same not being discharged, stayed or dismissed within thirty (30) days;

iv.	a default occurs under any term, covenant or provision set forth herein which specifically contains a notice requirement and such notice has been given;

v.	a default occurs under any term, covenant or provision of any Loan Document; and/or

vi.	a default shall be continuing under any of the other terms, covenants or conditions of this Note for ten (10) days after notice to Borrower from Lender, in the case of any default which can be cured by the payment of a sum of money, or for ten (10) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within ten (10)-day period, and Borrower shall have commenced to cure such default within such ten (10)-day period and thereafter diligently and expeditiously proceeds to cure the same, such ten (10)-day period shall be extended for an additional period of time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default.

5. Method and Place of Payments; Borrower Obligations Absolute.

a. Except as otherwise specifically provided herein, all payments under this Note shall be made to Lender not later than four (4) p.m., Pacific Standard Time, on the date when due, and shall be made in lawful money of the United States of America by wire transfer of immediately available funds to the Lender’s account at a bank specified by the Lender in writing to the Borrower from time to time, and any funds received by Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding business day.

b. All sums payable by Borrower shall be paid without notice, demand, counterclaim (other than mandatory counterclaims), setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction.

6. Waivers. With respect to the amounts due pursuant to this Note, Borrower waives the following: (a) all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any State thereof; and (b) any further receipt by Lender or acknowledgment by Lender of any collateral now or hereafter deposited as security for the Loan. In addition, Borrower agrees and acknowledges that no release of any security for the Loan or Loan Amount, or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, any guarantor, or any other person who may become liable for the payment of all or any part of the Loan or Loan Amount, under this Note, unless in writing and signed by Borrower and Lender. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action as provided for in this Note.

7. Interest Rate Limitation. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Loan Amount at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum rate of interest designated by applicable laws relating to payment of interest and usury (the “Maximum Amount”). If, by the terms of this Note, Borrower is at any time required or obligated to pay interest on the Loan Amount at a rate in excess of the Maximum Amount, the Interest Rate shall be deemed to be immediately reduced to the Maximum Amount and all previous payments in excess of the Maximum Amount shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

8. Modifications; Remedies Cumulative; Setoffs. Lender shall not by any act, delay, omission or otherwise be deemed to have modified, amended, waived, extended, discharged or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge or termination of any kind shall be valid unless in writing and signed by Lender and Borrower. All rights and remedies of Lender under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. The agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such corporation.

9. Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under any applicable laws, but if any provision of this Note shall be prohibited by or invalid under any applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

10. Governing Law; Submission to Jurisdiction. This Note shall be governed by and construed and enforced in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of California. Any legal action or proceeding with respect to this Note shall exclusively be brought in the in the appropriate county, state or federal courts located exclusively in Los Angeles County, California, and, by execution and delivery hereof, the Borrower hereby accepts, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower and its heirs, successors, executors, administrators, and assigns, collectively and each of them individually, shall be jointly and severally responsible and liable for the performance of each and every term, covenant and condition on the part of the Borrower to be performed under this Note.

11. Waiver of Jury Trial. BORROWER AND LENDER TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS NOTE. EACH OF BORROWER AND LENDER AGREES THAT THE OTHER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF THE OTHER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

12. Representations and Warranties. Borrower hereby represents and warrants to Lender on the date hereof as follows:

a. Existence; Power and Authority; Compliance with Laws. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the state of its jurisdiction of Nevada. Borrower is capable of entering into the Note, and has the requisite power and authority to execute and deliver this Note, and to perform its obligations hereunder.

b. Authorization; Execution and Delivery. The execution and delivery of this Note by Borrower and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporation action in accordance with all applicable laws. Borrower has duly executed and delivered this Note.

c. No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any governmental authority or any other person is required in order for Borrower to execute, deliver, or perform any of its obligations under this Note.

d. No Violations. The execution and delivery of this Note and the consummation by Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any law applicable to the Borrower or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Borrower may be bound.

e. Enforceability. This Note is a valid, legal, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

f. No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or governmental authority is pending or threatened by or against Borrower or any of its property or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that could be expected to materially adversely affect Borrower’s financial condition or the ability of Borrower to perform its obligations under the Note.

13. Notice. Except as expressly provided herein, any notice to be given hereunder shall be in writing and shall be either delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or sent by common courier (e.g., Federal Express), addressed: (a) if to the Borrower, to Borrower’s address set forth below; or (b) if to the Lender, at the Lender’s address set forth in the introduction, or as to any party, at such other address as shall be designated by such party by notice to the other party given in the manner set forth in this Section 13. Each such notice shall be effective: (i) if delivered personally, at the time of delivery to the address specified in this paragraph; or (ii) if given by mail or if sent by courier, on the day actually received.

a.	If to Borrower:
Starco Brands, Inc.
250 26th Street, Suite 200
Santa Monica, California 90402

With a copy to:

Buchalter, APC
1000 Wilshire Blvd, Ste. 1500
Los Angeles, California 90017
Attn: Peter Hogan, Esq.

14. Further Assurances. Upon the request of Lender, Borrower shall promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

“Borrower”

STARCO BRANDS, INC.

	By:	/s/ Darin Brown
	Name:	Darin Brown
	Title:	Director

Accepted on and as of the date of this Note:

/s/ Ross Sklar
Ross Sklar